Exhibit 24.1

POWER OF ATTORNEY
Each of the undersigned does hereby appoint JENNIFER ZACHARY as his/her true and lawful attorney to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) the Annual Report on Form 10-K of Merck & Co., Inc. for the fiscal year ended December 31, 2024 under the Securities Exchange Act of 1934, including amendments thereto and all exhibits and other documents in connection therewith.
IN WITNESS WHEREOF, this instrument has been duly executed as of the 25th day of February 2025.
MERCK & CO., INC.

/s/ Robert M. Davis	Chairman, Chief Executive Officer and President
Robert M. Davis	(Principal Executive Officer; Director)

/s/ Caroline Litchfield	Executive Vice President and Chief Financial Officer
Caroline Litchfield	(Principal Financial Officer)

/s/ Dalton Smart	Senior Vice President Finance—Global Controller
Dalton Smart	(Principal Accounting Officer)
DIRECTORS

/s/ Douglas M. Baker, Jr.	/s/ Stephen L. Mayo
Douglas M. Baker, Jr.	Stephen L. Mayo

/s/ Mary Ellen Coe	/s/ Paul B. Rothman
Mary Ellen Coe	Paul B. Rothman

/s/ Pamela J. Craig	/s/ Patricia F. Russo
Pamela J. Craig	Patricia F. Russo

/s/ Thomas H. Glocer	/s/ Christine E. Seidman
Thomas H. Glocer	Christine E. Seidman

/s/ Surendralal L. Karsanbhai	/s/ Inge G. Thulin
Surendralal L. Karsanbhai	Inge G. Thulin

/s/ Risa J. Lavizzo-Mourey	/s/ Kathy J. Warden
Risa J. Lavizzo-Mourey	Kathy J. Warden